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                                                                      EXHIBIT 32

               APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
                         FISCAL YEAR ENDED JUNE 30, 2003

          [The following certification accompanies the Annual Report on Form 10-K for the year ended June 30, 2003, and is not filed, as provided in applicable SEC releases.]


                    CERTIFICATIONS PURSUANT TO 18 U.S.C. 1350


      In connection with the Form 10-K (the "Report") of Applied Industrial Technologies, Inc. (the "Company") for the period ending June 30, 2003, we, David L. Pugh, Chairman & Chief Executive Officer, and John R. Whitten, Vice President-Chief Financial Officer & Treasurer of the Company, certify that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ David L. Pugh                        /s/ John R. Whitten
-------------------------------          -----------------------------------
David L. Pugh                            John R. Whitten
Chairman & Chief Executive               Vice President-Chief Financial Officer
Officer                                  & Treasurer

Dated:  September 17, 2003



        [A signed original of this written statement has been provided to
          Applied Industrial Technologies, Inc. and will be retained by
           Applied Industrial Technologies, Inc. and furnished to the
         Securities and Exchange Commission or its staff upon request.]